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                                                                    EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in Registration Statement Nos. 333-25363 and 333-67836 of Ark Restaurants Corp. on Form S-8 of our report dated December 23, 2005, appearing in this Annual Report on Form 10-K of Ark Restaurants Corp. for the year ended October 1, 2005.



/s/ J.H.Cohn LLP


New York, New York
December 27, 2005